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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report, which includes an explanatory paragraph related to going concern considerations, dated March 6, 1998 on the consolidated financial statements of Universal International, Inc. for the year ended December 31, 1997 included in 99 Cents Only Stores Form 10-K and Universal International Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in the registration statement on Form S-4.

                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
June 15, 1998